UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 12, 2008                   (November 5, 2008)

                                                                  Date of Report                (Date of earliest event reported)

FUSION TELECOMMUNICATIONS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-32421	58-2342021
(State or other jurisdiction of Incorporation )	(Commission File No.)	(IRS Employer Identification No.)

420 Lexington Avenue, Suite 1718, New York, NY 10170

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (212) 201-2400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act [17 CFR 240.14d-2(b)]

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act [17 CFR 240.13e-4(c)]

Item 1.01 Entry into a Material Definitive Agreement.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off–Balance Sheet Arrangement of a Registrant.

On November 5, 2008, the Company and a lender agreed to amend (“Amendment”) a promissory note originally issued May 27, 2008 (previously amended and restated on October 15, 2008, September 15, 2008 and July 15, 2008) evidencing $200,000 borrowed from the lender. Under this Amendment (i) interest on the outstanding principal balance from May 27, 2008 through July 14, 2008 shall be paid at the rate of 10% per annum, and (ii) interest on the outstanding principal balance from July 15, 2008 until the date of maturity shall be paid at the rate of 12% per annum, and (iii) the maturity date of this Amendment is December 15, 2008. This Amendment provides that (a) failure to pay the note on the maturity date constitutes an event of default, and (b) after the maturity date, the holder may demand payment of the note on ten days’ notice. This Amendment also grants the lender a collateralized security interest, pari passu with other lenders, in the Company’s account(s) receivable. The proceeds will be used for general working capital purposes. The Amended Form of Promissory Note and Security Agreement issued in this transaction, is incorporated by reference as an exhibit to this report.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1	Form of Amended Promissory Note and Security Agreement (incorporated by reference to Exhibit 10.1 to the Registrant’s Form 8–K filed with the Securities Exchange Commission on October 6, 2008)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

Fusion Telecommunications International, Inc.
By: /s/ BARBARA HUGHES
Name: Barbara Hughes
Date: November 12, 2008	Title: Chief Financial Officer